UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 3, 2026
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BURFORD CAPITAL LIMITED
(Exact name of registrant as specified in its charter)
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Guernsey	001-39511	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Oak House, Hirzel Street
St. Peter Port
Guernsey GY1 2NP
(Address of principal executive offices) (Zip code)

+44 1481 723 450
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	BUR	New York Stock Exchange
Ordinary shares, no par value	BUR	London Stock Exchange AIM
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2026, Burford Capital LLC (“Burford”), a Delaware limited liability company and wholly owned subsidiary of Burford Capital Limited (together, the “Company”), entered into an amended and restated employment agreement with Aviva Will, the Company’s current President (the “Agreement”).

The Agreement amends and restates in its entirety the employment agreement, dated as of March 1, 2016, by and between Burford and Ms. Will. Pursuant to the Agreement, on March 11, 2026 (the “Effective Date”), Ms. Will will cease serving as President and will instead serve in the role of Vice Chair and will no longer be an executive officer of the Company.

Unless earlier terminated in accordance with its terms, the Agreement provides for an initial two-year term beginning on the Effective Date, during which Ms. Will will receive an annual base salary of $1,000,000 and be eligible to participate in the Company’s employee benefit plans. Ms. Will will also receive (i) a one-time cash retention payment in the amount of $1,762,984.88, (ii) a one-time grant of restricted share units (“RSUs”) in the amount of $300,000, (iii) an additional one-time grant of 4,240 RSUs and (iv) a grant of carried interest for the 2025 vintage year at the same level as Ms. Will received for the 2024 vintage year.

The Agreement provides that, subject to Ms. Will’s execution and non-revocation of a general release of claims, in the event that Ms. Will’s employment is terminated (i) by the Company without “cause” (as defined in the Agreement), she will be entitled to receive a cash amount equal to the greater of (x) continued base salary for the remainder of the initial term and (y) $1,000,000 and (ii) for any reason, twelve months of continued health coverage under the Company’s group health insurance. The Agreement also contains perpetual confidentiality and non-disparagement covenants and one-year post-employment non-competition and non-solicitation covenants.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
    (d)    Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of March 3, 2026, by and between Burford Capital LLC and Aviva Will.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURFORD CAPITAL LIMITED

By:	/s/ Mark N. Klein
Name: Mark N. Klein
Title: General Counsel and Chief Administrative Officer

Date: March 6, 2026